UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2014

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

PPL Energy Supply, LLC ("PPL Energy Supply") reported an additional discontinued operation in its report on Form 10-Q for the quarter ended September 30, 2014 as a result of the then anticipated sale of the Montana hydroelectric generation facilities.  See Note 5 to the Financial Statements, in Exhibit 99.1, for additional information.  PPL Energy Supply also reflected in its report on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 the retrospective application of Accounting for Obligations Resulting from Joint and Several Liability Arrangements, which was adopted effective January 1, 2014.

As a result of this discontinued operation and the retrospective application of the accounting standard, PPL Energy Supply is filing this Form 8-K with the exhibits hereto to conform certain financial information presented in its Annual Report on Form 10-K report for the year ended December 31, 2013 ("2013 Form 10-K"), to the discontinued operations presentation in its 2014 Third Quarter Form 10-Q report and the retrospective application of the accounting standard in its 2014 First, Second and Third Quarter Form 10-Q reports.

Additionally, as the exhibits to this Form 8-K only conform the financial information and disclosures in PPL Energy Supply's 2013 Form 10-K report to reflect this discontinued operation and the retrospective application of the accounting standard, they should be read in conjunction with the periodic report as originally filed with the Securities and Exchange Commission.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	12	-	PPL Energy Supply, LLC and Subsidiaries Computation of Ratio of Earnings to Fixed Charges
	23	-	Consent of Ernst & Young LLP
	99.1	-	Management's Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements of PPL Energy Supply, LLC for the year ended December 31, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL ENERGY SUPPLY, LLC

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Controller

Dated:  December 22, 2014